UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2006

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-21639 (Commission File Number)	23-2858652 (IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania (Address of principal executive offices)	19044 (Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2006, NCO Group, Inc. (“NCO”), Citizens Bank of Pennsylvania, as administrative agent, and certain lenders under NCO’s credit agreement entered into Amendment No. 2 and Consent to the Seventh Amended and Restated Credit Agreement dated as of June 21, 2005 (the “Amendment”). Pursuant to the Amendment, the lenders consented to NCO entering into a merger agreement with One Equity Partners II, L.P., its affiliates and/or Michael J. Barrist which would result in NCO’s existing shareholders (excluding certain shareholders described in the merger agreement) to receive merger consideration in the form of cash. In addition, such Amendment provides that upon consummation of the proposed merger, the debt under the Seventh Amended and Restated Credit Agreement referred to above will be repaid in full. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

No.	Description

10.1

Amendment No. 2 and Consent to Seventh Amended and Restated Credit Agreement dated as of June 21, 2005 by and among NCO Group, Inc., as Borrower, Citizens Bank of Pennsylvania, as Administrative Agent and the Financial Institutions identified therein as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.
Date: August 8, 2006	By:	/s/ John R. Schwab

	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1

Amendment No. 2 and Consent to Seventh Amended and Restated Credit Agreement dated as of June 21, 2005 by and among NCO Group, Inc., as Borrower, Citizens Bank of Pennsylvania, as Administrative Agent and the Financial Institutions identified therein as Lenders.